Exhibit 10.14

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT No. 1 to Securities Purchase Agreement (this “Amendment”), dated as of June 30, 2022 (the “Amendment Effective Date”) is entered into by and between CorpHousing Group Inc., a Delaware corporation (the “Company”) and Greenle Partners LLC Series Alpha P.S. (the “Purchaser”) to amend the Securities Purchase Agreement originally entered into between the Company and Evergreen Capital Partners LLC (“Evergreen”) on May 27, 2022 (the “Agreement”). All capitalized terms herein shall have the definitions assigned to such terms in the Agreement.

WHEREAS, by a Purchase and Assignment Agreement entered into by Evergreen and the Purchaser on June 10, 2022, Evergreen has assigned to the Purchaser all of its rights, title and interest in and to the Agreement and to the securities of the Company issued pursuant to the Agreement; and

WHEREAS, the Purchaser and the Company desire to amend certain of the covenants and agreements of the parties under the Agreement and to amend the form of the Notes issued pursuant to the Agreement on the terms and conditions set forth in this Amendment, and simultaneously with such amendments to exchange the outstanding Note for a new Note in the same principal amount in the form and having the terms set forth in Exhibit A to this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

1.              Amendment to Section 4.18. The last sentence of Section 4.18 of the Agreement shall be amended and restated in its entirety as follows:

“Notwithstanding anything to the contrary contained in this Agreement, in addition to the Notes, the convertible notes issued or to be issued under the Securities Purchase Agreement dated as of June 30, 2022 between the Company and the Purchasers and the Indebtedness disclosed in the Registration Statement, the Company shall be entitled to have outstanding at any time up to $1.5 million aggregate principal amount of other promissory notes; provided that such promissory notes are on terms no more favorable to the holders thereof as those afforded to the Purchasers in the Notes and that such promissory notes shall be subordinate in right of repayment to the Notes.”

2.             Amendment to Section 5.1. Section 5.1 of the Agreement shall be amended and restated in its entirety as follows:

“5.1      Payment of Hotel Revenue Share.

(a)            With respect to the six (6)-year period commencing on July 1, 2022 and terminating on June 30, 2028 (the “Revenue Share Period”), the Company shall pay to each Purchaser such Purchaser’s pro rata percentage (as set forth on the signature page hereto executed by such Purchaser) of the Applicable Percentage (as defined below) of the Quarterly Net Rental Revenues (as defined below) received by the Company or any Affiliate thereof during each calendar quarter during the Revenue Share Period. Within ten (10) days of the last Business Day of each calendar quarter during the Revenue Share Period prior to the consummation of the IPO, or within ten (10) days of the date of the filing by the Company of its Quarterly Report on Form 10-Q for each calendar quarter during the Revenue Share Period after consummation of the IPO, the Company shall deliver to each Purchaser an officer’s certificate (a “Revenue Share Certificate”) certified by the Chief Financial Officer of the Company that sets forth (i) the Quarterly Net Rental Revenues received by the Company and each Affiliate of the Company during the immediately preceding calendar quarter, (ii) the amount that is equal to the Applicable Percentage of the Quarterly Net Rental Revenues (such amount, the “Revenue Share”) for such immediately preceding calendar quarter, and (iii) such Purchaser’s pro rata percentage of such Revenue Share (the “Payment Amount”), which certificate shall set forth the basis for the Company’s calculation of such Quarterly Net Rental Revenues, such Revenue Share and the Payment Amount. The Company shall pay to each Purchaser such Purchaser’s Payment Amount by wire transfer of immediately available funds within two (2) Business Days of the date of delivery of the applicable Revenue Share Certificate to such account as such Purchaser shall have directed in writing. If the Company fails to pay any Payment Amount within five (5) Business Days of the date due hereunder, such Payment Amount shall be increased to an amount equal to 130% of such Payment Amount and such increased Payment Amount shall accrue interest daily from the date due until the date paid at a rate equal to 2.0% per month (24% per annum) calculated on the basis of a 360-day year consisting of twelve 30-day periods. For purposes of this Section 5.1, the term “Applicable Percentage” shall mean, for each of the first four (4) calendar quarters during the Revenue Share Period, five percent (5%), and for each other calendar quarter during the Revenue Share Period, one percent (1%), and the term “Quarterly Net Rental Revenues” shall mean, with respect to each calendar quarter during the Revenue Share Period, the gross rental revenues received by the Company and its Affiliates during such calendar quarter from the lease of accommodation units at the property located at 967 Sixth Avenue in New York City (the “Property”), as determined in accordance with GAAP, net of any lease refunds during such calendar quarter as so determined.

(b)            If the lease or sublease of the Company or any Affiliate of the Company with respect to the Property (or any Replacement Property), or the Property (or any Replacement Property) is permanently closed for business, during the first twelve (12) Revenue Share Periods for the Property, the Company shall designate another hotel property of similar size and location that is reasonably acceptable to the Purchasers to be designated as the Property for purposes of this Agreement (each, a “Replacement Property”).

(c)            The obligations of the Company to pay the Payment Amounts and interest, if any, thereon pursuant to Section 5.1(a) shall be secured by the Security Agreement as set forth therein.

(d)            The Company shall use its best efforts to cause all leases or subleases with respect to the Property or any Replacement Property to be in the name of CorpHousing RSL LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Leaseco”), and shall cause all revenues received with respect to the Property or any Replacement Property to be deposited in a deposit account maintained in the name of Leaseco; provided, however, that if the Company is unable to obtain landlord consent to the assignment of the lease or sublease of the Property to Leaseco, the Company shall assign or cause to be assigned to Leaseco the lease or sublease for another hotel property of similar size and location as the Property that is reasonably acceptable to the Purchasers and to cause all revenues received with respect to the property that is the subject of such lease or sublease to be deposited in a deposit account maintained in the name of Leaseco. The Company shall cause Leaseco to maintain ownership of each lease or sublease of the Property or any Replacement Property (and any lease or sublease assigned to Leaseco pursuant to the proviso of the immediately preceding sentence) and shall take all required action to ensure that Leaseco does not sell, assign or otherwise transfer any such lease or sublease without the prior written consent of each Purchaser. Leaseco shall have no commercial operations other than to hold and operate the leases and related operations for the Property or any Replacement Property or any other property in which the Purchaser or its assignee has an interest and to receive rental payments and other revenues relating to the Property or any Replacement Property or any other property in which the Purchaser or its assignee has an interest.”

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3.              Exhibit A. The form of Note annexed as Exhibit A to the Agreement is hereby amended and restated and replaced in its entirety by Exhibit A to this Amendment.

4.              Exchange of Note. Concurrrently with the execution and delivery of this Amendment, the Company and the Purchaser shall exchange the outstanding Note issued pursuant to the Agreement for a Note in the same principal amount in the form, and having the terms, set forth in Exhibt A to this Amendment. In connection with such exchange, the Company and the Purchaser acknowledge and agree that such exchange will be exempt from registration under applicable United States securities laws as a result of the exchange being undertaken pursuant to Section 3(a)(9) of the Securities Act. The Company covenants and represents to the Purchaser that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Purchaser or any other Person in connection with the transactions contemplated by this Section 3. The Company hereby acknowledges that the holding period of the Note issued in such exchange (and Shares issuable upon conversion of such Note) shall tack back to the date the Notes were originally issued by the Company to the Purchaser (or its assignor) under the Agreement and it covenants not to take any position to the contrary.

5.              Limited Effect. Except as expressly amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

6.              Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

7.              Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Amendment to be effective as of the Amendment Effective Date.

CORPHOUSING GROUP INC.	GREENLE PARTNERS LLC SERIES ALPHA P.S.

By:			By:
	Name:	Mendi Baron		Name:	Alan Uryniak
	Title:	Chief Executive Officer		Title:	Manager

3

EXHIBIT A

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER OF THIS NOTE WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 2125 BISCAYNE BLVD., SUITE 253, MIAMI, FLORIDA 33137.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Dated as of:	May 27, 2022	Purchase Price:	$1,500,000
Maturity Date:	May 27, 2023	Original Issue Discount:	$225,000
Interest Rate:	5%	Original Principal Amount:	$1,725,000

15% OID SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

DUE MAY 27, 2023

THIS 15% OID SENIOR CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued 15% OID Senior Secured Convertible Promissory Notes of CorpHousing Group Inc., a Delaware corporation (the “Company”), having its principal place of business at 2125 Biscayne Boulevard, Suite 253, Miami, Florida 33137, designated as its 15% OID Senior Convertible Promissory Notes (this Note, the “Note” and, collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Greenle Partners LLC Series Alpha P.S. or its registered assigns or successors-in-interest (the “Holder”), or shall have paid  pursuant to the terms hereunder, an amount equal to 115% of the principal amount set forth above on May 27, 2023 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

This Note is being issued pursuant to that Securities Purchase Agreement dated as of May 27, 2022 and amended as of June 30, 2022 (the “Purchase Agreement”) between the Company and the Holder (defined below) and the other purchasers, if any, of the Notes.

Ex A-1

This Note is subject to the following additional provisions:

1.             Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 49% of the voting securities of the Company (other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three-year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

Ex A-2

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock (or if units consisting of Common Stock and warrants are sold in the IPO, the securities comprising such units) issuable upon conversion of this Note in accordance with the terms hereof.

“Delaware Courts” shall have the meaning set forth in Section 7(d).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Event of Default” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“IPO” means the consummation of the first underwritten public offering of Common Stock under the Securities Act.

“June Purchase Agreement” means the Securities Purchase Agreement dated as of June __, 2022 between the Company and Greenle Partners LLC Series Alpha P.S. and the other purchasers, if any, of the Other Notes.

“Late Fees” shall have the meaning set forth in Section 2(c).

“Mandatory Default Amount” means the payment of 130% of the outstanding principal amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Other Notes” means the Series B 15% OID Senior Secured Convertible Promissory Notes of the Company issued pursuant to the June Purchase Agreement and any notes issued upon registration of transfer thereof or in exchange therefor.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Market” means any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references the Trading Market for its common stock) is listed or quoted for trading on the date in question: The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE American, the OTCQX Marketplace, the OTCQB Marketplace, the OTC Pink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

Ex A-3

2.             Interest and Prepayments.

(a)            Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of five percent (5%) per annum. All interest payments hereunder will be payable in cash. Accrued and unpaid interest shall be due on payable on the Maturity Date, or as otherwise set forth herein.

(b)            Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

(c)            Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

(d)           Prepayment.      This Note may be prepaid by the Company in whole or in part at any time or from time to time, upon at least five (5) Business Days prior written notice to the Holder, during which period Holder shall have the opportunity to convert this Note pursuant to Section 4 hereof and which notice period may be waived by the Holder. If the Company exercises its right to prepay this Note at any time, the Company shall make payment to the Holder within three (3) Business Days after such five (5) Business Day period of an amount in cash equal to the sum of the then outstanding principal amount of this Note and accrued interest thereon, plus a prepayment premium equal to (i) 30% of the principal amount of this Note to be prepaid if such prepayment is prior to the IPO or (ii) 15% of the principal amount of this Note to be prepaid if such prepayment is following the IPO.

(e)            Prepayment Upon Qualified Financing. If the Company completes a Qualified Financing (as defined below), the Company shall, at the request of the Holder made in writing to the Company no later than seven (7) Business Days following consummation of the Qualified Financing, repay up to fifty percent (50%) of the then-outstanding principal amount of this Note and any accrued but unpaid interest, plus an amount equal to the applicable prepayment premium on the date of such repayment; provided, however, that the Company shall not be obligated to repay an aggregate principal amount of Notes or Other Notes out of the proceeds of a Qualified Financing that is more than the greater of (i) $2,500,000, or (ii) an amount equal to fifty percent (50%) of the aggregate Subscription Amount paid by all Holders of Notes and holders of Other Notes under this Agreement and the June Purchase Agreement (the “Maximum Repayment Amount”). If, with respect to a Qualified Offering, the Company receives requests for the repayment of an aggregate principal amount of Notes and Other Notes that is greater than the Maximum Repayment Amount, the Company shall be required to pay to each holder of Notes or Other Notes that has requested repayment, including the Holder, such holder’s pro rata portion of the Maximum Repayment Amount based upon the principal amount of Notes and Other Notes held by each such holder relative to the aggregate principal amount of Notes and Other Notes held by all such holders. Such repayment shall be due within three (3) Business Days of the Company’s receipt of such written request. The Company shall give written notice to Holder (i) of a proposed Qualified Offering as soon as practicable, but in no event less than seven (7) Business Days before the anticipated closing date of such Qualified Financing, and (ii) of the closing of a Qualified Offering within one (1) Business Day of the consummation of a Qualified Offering, during which periods Holder shall have the opportunity to convert this Note pursuant to Section 4 hereof. The term “Qualified Financing” shall mean that the Company issues and sells shares of its equity or debt securities to investors on or before the Maturity Date in a financing with total gross proceeds to the Company of not less than $10,000,000 (excluding the conversion of the notes or other convertible securities issued for capital raising purposes).

Ex A-4

3.             Registration of Transfers and Exchanges.

(a)            Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)            Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c)            Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4.             Conversion.

(a)            Voluntary Conversion. This Note shall be convertible, in whole or in part, into shares of Common Stock, or if units of Common Stock and warrants are sold by the Company in the IPO, into identical units of Common Stock and warrants, at the option of the Holder, at any time and from time to time following the closing of the IPO (subject to the conversion limitations set forth in Section 4(d) hereof); provided, however, that if the Company elects to prepay this Note in whole or in part at any time prior to the closing of the IPO, the Holder of this Note may elect to convert the amount to be paid by the Company in respect of such prepayment into shares of Common Stock at any time prior to the payment of such prepayment amount. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted, accrued and unpaid interest outstanding under this Note to be converted, and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) converted, the corresponding paydown of interest and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within three (3) Business Days of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

Ex A-5

(b)            Conversion Price. The conversion price in effect on any Conversion Date shall initially be equal to (i) if such Conversion Date is following the closing of the IPO, an amount equal to seventy-five percent of the price per share or price per unit at which Common Stock or units of Common Stock and warrants is sold in the IPO, or (ii) if such Conversion Date is prior to the closing of the IPO, an amount equal to the value of a share of Common Stock on such Conversion Date determined as the quotient of an assumed $75 million valuation of the Company divided by the number of outstanding shares of Common Stock on a fully-diluted basis on such date assuming the conversion or exercise of all securities that are convertible into, or exercisable to purchase, shares of Common Stock (the “Conversion Price”).

(c)            Mechanics of Conversion.

i.              Conversion Shares Issuable Upon Conversion of Principal Amount, Interest and Mandatory Default Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted and any accrued and unpaid interest to be converted, which amount may include the Mandatory Default Amount, by (y) the Conversion Price.

ii.             Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect reasonably acceptable to the Company, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note, and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). All certificate or certificates required to be delivered by the Company under this Section 4(c) shall be delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions, if available, or physical certificates if not available. If the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Ex A-6

iii.            Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice. Notwithstanding the obligations of the Company contained in Section 4(c) to deliver share certificates, any requirement to deliver share certificates shall be remedied by recording share issuances in favor of the Holder in book entry form and delivery to the Holder of written evidence of such share issuances.

iv.            Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

vi.            Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to the Required Minimum (as defined in the Purchase Agreement) for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii.           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.          Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

Ex A-7

(d)            Holder’s Conversion Limitations. The Company shall not effect any conversion of principal and/or interest of this Note, and a Holder shall not have the right to convert any principal and/or interest of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Ex A-8

5.             Certain Adjustments.

(a)            Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)            Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(c)            Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5 above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Ex A-9

(d)            Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, upon conversion of this Note, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e)            Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Ex A-10

(f)            Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(g)            Notice to the Holder.

i.              Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.             Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Ex A-11

(h)            Adjustment for More Favorable Terms Contained in Future Financings. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any security or debt instrument, including any convertible debt security (whether such debt begins with a convertible feature or such feature is added at a later date) or other Common Stock Equivalents, with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at the Holder’s option, shall become a part of this Note and its supporting documentation. The types of terms contained in the other security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion look back periods, interest rates, original issue discount percentages and warrant coverage.

6.             Events of Default.

(a)            “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.              any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

ii.             the Company shall materially fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) seven (7) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have reasonably become aware of such failure;

Ex A-12

iii.            the Company shall materially fail to observe or perform any other covenant or agreement contained in, or a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under the specific terms of, any of the other Transaction Documents which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure;

iv.            any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.             the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vii.           following the IPO, the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within twenty-one Trading Days or the transfer of shares of Common Stock through the Depository Trust Company System is no longer available for twenty-one Trading Days;

viii.          the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix.            the Company shall fail for any reason to deliver certificates to a Holder prior to the third Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

x.              following the IPO, the Company fails to file with the Commission, subject to any extension permitted by Commission regulations, including Rule 12b-25 under the Exchange Act, any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

xi.            if the Company or any Significant Subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) make a general assignment for the benefit of creditors, (iii) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (iv) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (v) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

Ex A-13

xii.            if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Significant Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

xiii.           the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xiv.          the Company or any subsidiary shall default on any of its obligations under any mortgage(s), credit agreement(s) or other facility, indenture agreement(s), factoring agreement(s) or other instrument(s) under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involve(s) obligations greater than $100,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

xv.           any monetary judgement, writ or similar final process shall be entered or filed after the date hereof against the Company, any subsidiary or any of their respective property or assets for more than $100,000, and such judgement, writ or similar process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

xvi.          the Company shall fail to maintain sufficient reserved shares pursuant to Section 4.11 of the Purchase Agreement, subject to a cure period of ten (10) Trading Days.

(b)           Remedies Upon Event of Default. Subject to the Beneficial Ownership Limitation as set forth in Section 4(d), if any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an additional interest rate equal to the lesser of 1.5% per month (18% per annum) or the maximum rate permitted under applicable law.  Upon the payment in full of the Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

7.             Security. This Note is secured by the Security Agreement (as defined in the Purchase Agreement), executed by the Company and its subsidiaries in favor of the Holders encumbering the collateral set forth therein, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

Ex A-14

8.             Miscellaneous.

(a)            Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email or other address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email or other address of the Holder appearing on the books of the Company, or if no such facsimile number, email or other address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement, with a copy to counsel of the Holder as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or via email prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or via email on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)            Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(c)            Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the federal courts sitting in the State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Ex A-15

(e)            Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f)            Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g)            Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(h)            Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Ex A-16

(i)            Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Pages Follow)

Ex A-17

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CorpHousing Group Inc.

By:
	Name:	Brian Ferdinand
	Title:	Chief Executive Officer

Email address for delivery of Notices: brian@corphousinggroup.com

Ex A-18

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and interest under the 15% OID Senior Secured Convertible Promissory Notes due May 27, 2023 of CorpHousing Group Inc. (the “Company”), into shares of its common stock (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:______________________________________

Principal Amount of Note to be Converted:________________________

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:___________________

Signature

Name

Delivery Instructions:

Ex A-19

Schedule 1

CONVERSION SCHEDULE

This 15% OID Senior Secured Convertible Promissory Notes due May 27, 2023 in the original principal amount of $1,725,000 is issued by CorpHousing Group Inc. (the “Company”). This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Ex A-20